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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             ___________________

                                   Form 8-K

                                CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                    Of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  December 28, 2000


                              DATALINK.NET, INC.

                          ------------------------

            (Exact Name of Registrant as Specified in its Charter)



          Nevada                          0-21069       36-3574355
    (State or other jurisdiction of    (Commission   (I.R.S. Employer
   incorporation or organization)       File Number) Identification No.)


    1735 Technology Drive, Suite 790, San Jose, California       95110
 -----------------------------------------------------------------------------
   (Address of Principal Executive Offices)                   (Zip Code)


                                (408) 367-1700
              ---------------------------------------------------
              (Registrant's Telephone Number, including area code)
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ITEM 3.  ACQUISITION OF DISPOSITION OF ASSETS

      Datalink.net, Inc. acquired 100% of the issued and outstanding capital stock of Five Star Advantage, Inc. and Tech-ni-Comm, Inc.(the "Companies"), for five hundred and fifty thousand (550,000) shares of Datalink.net's Common Stock on December 28, 2000.

The Companies, located in Valencia, Calif., provide "brick and mortar" companies in a number of vertical markets with eFulfillment capabilities and eMarketing solutions. The majority of the Companies sales are based on providing a seamless transition from "brick and mortar" to "click and mortar." By managing the efulfillment for corporate clients, the Companies are able to help their customers greatly reduce operating costs and free resources that can be strategically refocused on their core businesses. The Companies also provide valuable assistance in the areas of internet or emarketing which improves client sales and creates customer loyalty and support.


ITEM 7.  Financial Statements and Exhibits.

                 (a)&(b) Financial statements are not required to be filed with respect to the acquisition of Five Star Advantage, Inc. and Tech-ni-comm, Inc. because neither the assets or income of, or equity of Datalink.net's investment in, the two companies, combined or by themselves, exceed 20% of the Registrant's pro forma consolidated assets or income.

                 (c)     The following exhibits are filed with this report:


                 Exhibit Number      Description
                 --------------      -----------

                 2.1 Merger Agreement by and among Datalink.net Inc., Five Acquisition, Inc., Five Star Advantage, Inc. and Jeff Gleckman, dated as of December 8, 2000.

                 2.2 First Amendment to Merger Agreement by and among Datalink.net, Inc., Five Acquisition, Inc., Five Star Advantage, Inc., and Jeff Gleckman, dated as of December 28, 2000.

                 2.3 Merger Agreement by and among Datalink.net, Inc., Five Acquisition, Inc., Tech-ni-comm, Inc., and Jeff Gleckman, dated as of December 8, 2000.

                 2.4 First Amendment to Merger Agreement by and among Datalink.net, Inc., Five Acquisition, Inc., Tech-ni-comm, Inc., and Jeff Gleckman, dated as of December 28, 2000.
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                         DATALINK.NET, INC.

     Date:   January 12, 2001            By:  /s/ Anthony N. LaPine
                                         Anthony N. LaPine,
                                         President and Chief Executive Officer